Exhibit 23.1

            CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-85644) pertaining to the 2000 Equity Incentive Plan, 2000 Director Option Plan and 2001 Stock Option Plan of Loehmann's Holdings Inc. of our report dated March 15, 2004, with respect to the consolidated financial statements and schedule of Loehmann's Holdings Inc. included in the 2003 Annual Report (Form 10-K) for the year ended January 31, 2004.


                                                          /s/ Ernst & Young LLP
New York, New York
September 1, 2004